Exhibit 4.25

Execution Version

FIRST AMENDMENT TO INDENTURE

FIRST AMENDMENT TO INDENTURE, dated as of February 13, 2020 (this “Amendment”) to the Indenture, dated as of November 13, 2019 (as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between Diversified ABS LLC, a Pennsylvania limited liability company (the “Issuer”), and UMB Bank, N.A., a national banking association, as indenture trustee and not in its individual capacity, and any successor thereto in such capacity (the “Indenture Trustee”).

RECITALS

WHEREAS, the Issuer and the Indenture Trustee are parties to the Indenture;

WHEREAS, the Issuer and the Indenture Trustee desire to enter into, execute and deliver this Amendment in compliance with the terms of the Indenture;

WHEREAS, Section 9.1(a)(i) of the Indenture permits the Issuer and the Indenture Trustee, when authorized by an Issuer Order, to supplement or amend the terms of the Indenture with the consent of the Noteholder so long as the Indenture Trustee receives an Officer’s Certificate of the Issuer and an Opinion of Counsel (which opinion will be subject to the same conditions, exclusions and limitations as any Opinion of Counsel with respect to such matters given upon the Issuance of the Notes) stating that the execution of such supplemental indenture (1) is authorized or permitted by the Indenture and that all conditions precedent under the Indenture for the execution of the supplemental indenture have been complied with, (2) will not cause the Issuer to become a corporation or another entity taxable as a corporation for U.S. federal income tax purposes and (3) will not cause the Notes that were characterized as indebtedness at issuance to be treated as other than indebtedness for U.S. federal income tax purposes;

WHEREAS, the Issuer and the Indenture Trustee, desire to enter into this Amendment as an amendment to the Indenture in compliance with the terms thereof;

WHEREAS, confirmation from the Rating Agency that no immediate withdrawal or reduction with respect to its current rating of the Notes has been received with respect to this Amendment and the Issuer has received an Opinion of Counsel (which opinion is subject to the same conditions, exclusions and limitations as any Opinion of Counsel with respect to such matters given upon the Issuance of the Notes) stating that the execution of this Amendment (1) will not cause the Issuer to become a corporation or another entity taxable as a corporation for U.S. federal income tax purposes and (2) will not cause the Notes that were characterized as indebtedness at issuance to be treated as other than indebtedness for U.S. federal income tax purposes; and

WHEREAS, in accordance with Section 9.1(a) of the Indenture, the Issuer and the Indenture Trustee, by their signatures below, have agreed to the entry into this Amendment and the Noteholder, by its signature below, has consented to the entry into this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Noteholder and the Indenture Trustee hereby agree as follows:

AGREEMENTS

SECTION 1.    Defined Terms. Capitalized terms used and not otherwise defined herein (including the preamble and recitals hereto) shall have the meanings specified in the Indenture, as amended hereby.

SECTION 2.    Amendments to the Indenture.

(a)            As of the date hereof, the Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth in the conformed Indenture attached as Exhibit A hereto (the “Amended Indenture”); and

(b)            except as expressly set forth in this Amendment, the Exhibits and Schedules to the Indenture shall be the Exhibits and Schedules to the Amended Indenture and on and after the date hereof, unless otherwise specified, any reference to “Indenture” in the Exhibits and/or Schedules and/or Basic Documents included in the Indenture shall be a reference to the Indenture, as amended, amended and restated, supplemented or otherwise modified from time to time.

SECTION 3.    Reference to and Effect on the Indenture; Ratification.

(a)            Upon the effectiveness hereof, on and after the date hereof, each reference in the Indenture to “this Indenture”, “hereunder”, “hereof” or words of like import referring to the Indenture, and each reference in any other agreement to “the Indenture”, “thereunder”, “thereof” or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as amended hereby.

(b)            Except as specifically amended above, the Indenture dated as of November 13, 2019 is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(c)            The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Indenture, or constitute a waiver of any provision of any other agreement.

SECTION 4.    Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the confirmation from the Rating Agency that no immediate withdrawal or reduction with respect to its current rating of the Notes has been satisfied with respect to this Amendment.

SECTION 5.    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

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SECTION 6.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.    Captions. The captions in this Amendment are for convenience of reference only and shall not affect the construction hereof or thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DIVERSIFIED ABS LLC

By:	/s/ Eric Williams
	Name:	Eric Williams
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Amendment to Indenture]

UMB BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Michele Voon

Name:	Michele Voon
Title:	Vice President

[Signature Page to First Amendment to Indenture]

CONSENTED TO BY:

MUNICH RE RESERVE RISK FINANCING, INC., as Noteholder

By:	/s/ George Carrick
	Name:	George Carrick
	Title:	President & CEO Munich Re Reserve Risk Financing, Inc.

By:	/s/ Justin Moers
	Name:	Justin Moers
	Title:	Vice President Munich Re Reserve Risk Financing, Inc.

[Signature Page to First Amendment to Indenture]

EXHIBIT A

AMENDED INDENTURE

[**Omitted**]

SCHEDULE A

Schedule of Assets

[**Omitted**]

Sch. A

SCHEDULE B

Scheduled Principal Distribution Amounts

[**Omitted**]

Sch. B

SCHEDULE 3.3

Schedule of Legal Proceedings and Orders

[**Omitted**]

Sch. 3.3

SCHEDULE 3.4(b)

Schedule of Compliance with Laws and Governmental Authorizations

[**Omitted**]

Sch. 3.4(b)

SCHEDULE 3.7

Schedule of Employee Benefit Plans

[**Omitted**]

Sch. 3.7

EXHIBIT A

FORM OF NOTE

[**Omitted**]

Ex. A-1

EXHIBIT B

FORM OF TRANSFEROR CERTIFICATE

[**Omitted**]

Ex. B-1

EXHIBIT C

FORM OF INVESTMENT LETTER

[**Omitted**]

Ex. C-1

EXHIBIT D

FORM OF STATEMENT TO NOTEHOLDERS

[**Omitted**]

Ex. D-1